Exhibit 10.1

July 21, 2025

[Name and address of warrant holder]

Re:               Inducement Offer of Common Stock Purchase Warrants

To Whom It May Concern:

Autonomix Medical, Inc., a Delaware corporation (the “Company”) is pleased to offer to you the opportunity to receive new Common Stock purchase warrants of the Company in consideration for the exercise of the Series A Common Stock Purchase Warrants set forth on your signature page attached hereto (the “Series A Warrants”) currently held by you (the “Holder”). The shares of common stock, par value $0.001 (“Common Stock”), underlying the Series A Warrants (“Series A Warrant Shares”) have been registered pursuant to a registration statement on Form S-1, as amended, including the post-effective amendment that was declared effective on July 11, 2025 (File No. 333-282940) (the “Registration Statement”). The Registration Statement is currently effective and, upon exercise of the Series A Warrants, will, to the Company’s knowledge, be effective for the issuance of the Series A Warrant Shares. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Series A Warrants.

In consideration for cash exercising a portion the Series A Warrants held by you, as reflected on your signature page hereto, on or before 9:00 a.m. (New York City time) on July 22, 2025 (the “Warrant Exercise”), the Company hereby offers to issue to you or your designees a new Series B Common Stock Purchase Warrant (the “New Warrants”) to purchase up to a number of shares of Common Stock equal to 100% of the number of Series A Warrant Shares issued pursuant to each Warrant Exercise that occurs from and after the date hereof and prior to 9:00 a.m. (New York City time) on July 22, 2025, which New Warrants shall be substantially in the form of Annex C hereto. The New Warrants will be exercisable immediately upon their issuance, have an exercise price of $1.723 per share and will expire on the five and one half (5.5) year anniversary of the date of issuance. The original New Warrant certificates will be delivered as physical warrant certificates within one (1) Business Day following each Warrant Exercise pursuant to this letter agreement.

In addition to the above, due to the Beneficial Ownership Limitation (as defined in the Series A Warrants), in consideration for prepaying in cash the exercise price for the remaining portion of the Series A Warrants held by you (the “Series A Pre-Paid Warrant Shares”), as reflected on your signature page hereto, on or before 9:00 a.m. (New York City time) on July 22, 2025 (the “Pre-Paid Warrant Exercise”), the Company hereby offers to issue to you or your designees (i) an amended Series A Warrant (the “Amended Series A Warrants”) to purchase the same number of Series A Pre-Paid Warrant Shares at an exercise price of $0.001 per share which Amended Series A Warrant shall be substantially in the form of Annex C hereto, and (ii) New Warrants to purchase up to a number of shares of Common Stock equal to 100% of the number of Series A Pre-Paid Warrant Shares issued pursuant to each Pre-Paid Warrant Exercise that occurs from and after the date hereof and prior to 9:00 a.m. (New York City time) on July 22, 2025, which New Warrant shall be substantially in the form of Annex C hereto. The New Warrants will be exercisable immediately upon their issuance, have an exercise price of $1.723 per share and will expire on the five and one half (5.5) year anniversary of the date of issuance. The original New Warrant certificates and Amended Series A Warrant will be delivered as physical warrant certificates within one (1) Business Day following each Warrant Exercise pursuant to this letter agreement.

The Holder may accept this offer by signing this letter below, with such acceptance constituting the Holder’s exercise (including a Pre-Paid Warrant Exercise) of the number of Series A Warrants as set forth on the Holder’s signature page attached hereto for an aggregate exercise price as set forth on the Holder’s signature page hereto (the “Aggregate Exercise Price”) on or before 9:00 a.m. (New York City time) on July 22, 2025.

Additionally, the Company agrees to the representations, warranties and covenants set forth on Annex A attached hereto. The Holder represents and warrants that, as of the date hereof it is, and on each date on which it exercises any New Warrants it will be, an “accredited investor” as defined in Rule 501 of the Securities Act, and agrees that the New Warrants will contain restrictive legends when issued, and neither the New Warrants nor the shares of Common Stock issuable upon exercise of the New Warrants (the “New Warrant Shares”) will be registered under the Securities Act, except as provided in Annex A attached hereto.

If this offer is accepted and this letter agreement is executed and delivered to the Company on or before 9:00 a.m. (New York City time) on July 22, 2025, the Company shall (i) issue a press release disclosing the material terms of the transactions contemplated hereby (the “Press Release”); (ii) file a prospectus supplement to the Registration Statement with the Securities and Exchange Commission (the “Commission”) in connection with the Series A Warrants pursuant to the terms hereunder; and (iii) file a Current Report on Form 8-K with the Commission disclosing all material terms of the transactions contemplated hereunder, including this letter agreement as an exhibit thereto with the Commission within the time required by the Exchange Act. From and after the issuance of the Press Release, the Company represents to the Holder that it shall have publicly disclosed all material, non-public information delivered to the Holder by the Company or any of its officers, directors, employees or agents in connection with the transactions contemplated hereby. In addition, effective upon the issuance of the Press Release, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company or any of its officers, directors, agents, employees or Affiliates on the one hand, and the Holder or any of its Affiliates on the other hand, shall terminate. From and after the issuance of the Press Release, the Company represents to the Holder that none of the Company’s directors, officers, employees or agents will provide the Holder with any material, nonpublic information that is not disclosed in the Press Release.

No later than July 23, 2025, the closing shall occur at such location as the parties shall mutually agree. Unless otherwise directed by Ladenburg Thalmann & Co. Inc. (the “Placement Agent”), settlement of the Warrant Exercise hereunder shall occur via “Delivery Versus Payment” (“DVP”) (i.e., on the Closing Date, the Company shall issue the shares of Common Stock issued in the Warrant Exercise in the Holder’s name and address and be released by the Transfer Agent directly to the account(s) of the Placement Agent as identified by the Holder; upon receipt of such Warrant Shares, the Placement Agent shall promptly electronically deliver such Warrant Shares to the Holder; and payment of the aggregate exercise price therefor shall be made by the Placement Agent (or its clearing firm) on behalf of the Holder by wire transfer to the Company). On or prior to the Closing Date, the Holder shall deliver or cause to be delivered to the Company such Holder’s (i) aggregate exercise price for the exercised Warrant Shares, which shall be made available for DVP settlement with the Company or its designee, and (ii) the amount of the Pre-Paid Warrant Exercises in exchange for receipt of the Amended Series A Warrants. The date of the closing of the Warrant Exercise and Pre-Paid Warrant Exercises shall be referred to as the “Closing Date”. Except as set forth herein, the terms of the Series A Warrants, including but not limited to the obligations to deliver the Series A Warrant Shares, shall remain in effect as if the acceptance of this offer was a formal exercise notice under the Series A Warrants. In addition, upon the receipt of the shares of Common Stock pursuant to the Warrant Exercises, the Holder agrees to instruct its prime broker to surrender the Series A Warrants exercised hereunder to the Company and/or the Warrant Agent (as defined in the Series A Warrants) for cancellation.

The Company acknowledges and agrees that the obligations of the Holder under this letter agreement are several and not joint with the obligations of any other holder of Common Stock purchase warrants of the Company (each, an “Other Holder”) under any other agreement related to the exercise of such warrants (“Other Warrant Exercise Agreement”), and the Holder shall not be responsible in any way for the performance of the obligations of any Other Holder or under any such Other Warrant Exercise Agreement. Nothing contained in this letter agreement, and no action taken by the Holder pursuant hereto, shall be deemed to constitute the Holder and the Other Holders as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Holder and the Other Holders are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this letter agreement and the Company acknowledges that the Holder and the Other Holders are not acting in concert or as a group with respect to such obligations or the transactions contemplated by this letter agreement or any Other Warrant Exercise Agreement. The Company and the Holder confirm that the Holder has independently participated in the negotiation of the transactions contemplated hereby with the advice of its own counsel and advisors. The Holder shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this letter agreement, and it shall not be necessary for any Other Holder to be joined as an additional party in any proceeding for such purpose.

Waiver Acknowledgement. Subject to completion of this Warrant Inducement with participation of certain Holders, the Holder hereby acknowledges that it has been advised by Ladenburg Thalmann & Co. Inc. (“Ladenburg”), in its capacity as the representative of the underwriters for the Company’s firm commitment underwritten public offering that closed on November 25, 2024, that Ladenburg has agreed to waive the provisions of Section 4.20(b) of the Underwriting Agreement dated November 22, 2024 by and between Ladenburg and the Company.

Each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this letter agreement. The Company shall pay all transfer agent fees, stamp taxes and other taxes and duties levied in connection with the delivery of any Series A Warrant Shares. This letter agreement shall be governed by the laws of the State of New York without regard to the principles of conflicts of law thereof.

[Signature pages follow]

***************

To accept this offer, Holder must counter execute this letter agreement and return the fully executed letter agreement to the Company at e-mail: tsmith@autonomix.com, attention: Trent Smith, Chief Financial Officer of the Company, on or before 9:00 a.m. (New York City time) on July 22, 2025.

Please do not hesitate to call me if you have any questions.

Sincerely yours,

AUTONOMIX MEDICAL, INC.

By: ________________________

Name: Trent Smith

Title: Chief Financial Officer

Accepted and Agreed to:

Name of Holder:

Signature of Authorized Signatory of Holder:

Name of Authorized Signatory:

Title of Authorized Signatory:

Number of Series A Warrants being exercised

contemporaneously with signing of this letter:

Number of Amended Series A Warrants being issued

contemporaneously with signing of this letter due to the prepayment of the exercise price of the Series A

Warrants:

Aggregate Exercise Price of the Series A

Warrants being exercised contemporaneously

with signing this letter: $

Aggregate Exercise Price of the Series A

Warrants being pre-paid contemporaneously

with signing this letter: $

New Warrant Shares:

(100% of Series A Warrants Exercised, including any Pre-Paid Exercise):

Select Beneficial Ownership Limitation on new Series B Warrant:	Beneficial Ownership Blocker ☐ 4.99% or ☐ 9.99%

Delivery Address for New Series B Warrant:

DTC Instructions:

The Series A Warrant Shares shall be delivered to the following DWAC Account Number:

Broker Name:

Broker DTC DWAC #:

Broker Contact:

Account #:

Annex A – Representations and Warranties

Representations, Warranties and Covenants of the Company. The Company hereby makes the following representations and warranties to the Holder:

(a)          Registration Statement. The Series A Warrant Shares and Series A Pre-Paid Warrant Shares (together referred to as the “Series A Warrant Shares” in the representations and warranties) are registered for issuance on the Registration Statement and the Company knows of no reason why such Registration Statement shall not remain effective for the foreseeable future. The Company shall use commercially reasonable efforts to keep the Registration Statement effective and available for use by the Holder until all Series A Warrant Shares underlying the Series A Warrants are sold by the Holder.

(b)          Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this letter agreement and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this letter agreement by the Company and the consummation by the Company of the transactions contemplated hereby will be duly authorized by all necessary action on the part of the Company and no further action is required by the Company, its board of directors or its stockholders in connection therewith. This letter agreement has been duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(c)          No Conflicts. The execution, delivery and performance of this letter agreement by the Company and the consummation by the Company of the transactions contemplated hereby do not and will not: (i) conflict with or violate any provision of the Company’s certificate of incorporation, bylaws or other organizational or charter documents; or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any lien upon any of the properties or assets of the Company in connection with, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any material agreement, credit facility, debt or other material instrument (evidencing Company debt or otherwise) or other material understanding to which such Company is a party or by which any property or asset of the Company is bound or affected, other than for which a waiver has been obtained by the Company; or (iii) subject to Section (d) below, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a material adverse effect upon the business, properties, operations, condition (financial or otherwise) or results of operations of the Company, taken as a whole, or in its ability to perform its obligations under this letter agreement.

(d)          Nasdaq Corporate Governance. The transactions contemplated under this letter agreement, comply with all rules of The Nasdaq Stock Market LLC (“Nasdaq”).

(e)          Issuance of the New Warrant. The issuance of the New Warrants is duly authorized, and when executed and delivered by the Company, shall constitute a valid, legal and binding obligation of the Company, enforceable in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity, and the New Warrant Shares, when issued in accordance with the terms of the New Warrant, will be validly issued, fully paid and nonassessable, free and clear of all liens imposed by the Company. The Company has reserved from its duly authorized capital stock a number of shares of Common Stock for issuance of the New Warrant Shares in full.

(f)           Legends and Transfer Restrictions.

(i)     The New Warrant and New Warrant Shares may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of New Warrant or New Warrant Shares other than pursuant to an effective registration statement or Rule 144, to the Company or to an Affiliate of the undersigned or in connection with a pledge, the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred New Warrant and New Warrant Shares under the Securities Act. As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this letter agreement.

(ii)     The undersigned agrees to the imprinting, so long as is required by this Section (i), of a legend on any of the New Warrant and New Warrant Shares in the following form:

NEITHER THIS SECURITY NOR THE SECURITIES FOR WHICH THIS SECURITY IS EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. THIS SECURITY AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.                                    .

         The Company acknowledges and agrees that the undersigned may from time to time pledge pursuant to a bona fide margin agreement with a registered broker-dealer or grant a security interest in some or all of the New Warrant to a financial institution that is an “accredited investor” as defined in Rule 501(a) under the Securities Act and who agrees to be bound by the provisions of this letter agreement and, if required under the terms of such arrangement, the undersigned may transfer pledged or secured New Warrant to the pledgees or secured parties. Such a pledge or transfer would not be subject to approval of the Company and no legal opinion of legal counsel of the pledgee, secured party or pledgor shall be required in connection therewith. Further, no notice shall be required of such pledge. At the appropriate undersigned’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of New Warrant may reasonably request in connection with a pledge or transfer of the New Warrant or New Warrant Shares.

(iii)     Certificates evidencing the New Warrant Shares shall not contain any legend (including the legend set forth in Section (f)(ii) hereof), (i) while a registration statement covering the resale of such security is effective under the Securities Act, (ii) following any sale of such New Warrant Shares pursuant to Rule 144, (iii) if such New Warrant Shares are eligible for sale under Rule 144, or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission). The Company shall cause its counsel to issue a legal opinion to its transfer agent (if required by the transfer agent) and the undersigned (if requested by the undersigned) in connection with the removal of the legend hereunder. If all or any portion of a New Warrant is exercised at a time when there is an effective registration statement to cover the resale of the New Warrant Shares, or if such New Warrant Shares may be sold under Rule 144 or if such legend is not otherwise required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission) then such New Warrant Shares shall be issued free of all legends. The Company agrees that following such time as such legend is no longer required under this Section (f), it will, no later than the earlier of (i) two (2) Trading Days and (ii) the number of Trading Days comprising the Standard Settlement Period (as defined below) following the delivery by a Purchaser to the Company or the Transfer Agent of a certificate representing Warrant Shares, as applicable, issued with a restrictive legend (such date, the “Legend Removal Date”), deliver or cause to be delivered to the undersigned a certificate representing such shares that is free from all restrictive and other legends. The Company may not make any notation on its records or give instructions to the transfer agent that enlarge the restrictions on transfer set forth in this Section (f). Certificates for New Warrant Shares subject to legend removal hereunder shall be transmitted by the transfer agent to the undersigned by crediting the account of the undersigned’s prime broker with the Depository Trust Company System as directed by the undersigned. “Standard Settlement Period” means the standard settlement period, expressed in a number of Trading Days, on the Company’s primary Trading Market with respect to the Common Stock as in effect on the date of delivery of a certificate representing Warrant Shares issued with a restrictive legend.

(g)         Public Information Failure. At any time during the period commencing from the six (6) month anniversary of the date hereof and ending at such time that all of the New Warrant Shares may be sold without the requirement for the Company to be in compliance with Rule 144(c)(1) and otherwise without restriction or limitation pursuant to Rule 144, if there is no effective registration statement covering the resale of all of the New Warrant Shares and the Company (i) shall fail for any reason to satisfy the current public information requirement under Rule 144(c) or (ii) has ever been an issuer described in Rule 144(i)(1)(i) or becomes an issuer in the future, and the Company shall fail to satisfy any condition set forth in Rule 144(i)(2) (a “Public Information Failure”) then, in addition to the undersigned’s other available remedies, the Company shall pay to the undersigned, in cash, as partial liquidated damages and not as a penalty, by reason of any such delay in or reduction of its ability to sell the New Warrant Shares, an amount in cash equal to one percent (1.0%) of the aggregate Exercise Price of the undersigned’s New Warrant on the day of a Public Information Failure and on every thirtieth (30th) day (pro-rated for periods totaling less than thirty days) thereafter until the earlier of (a) the date such Public Information Failure is cured and (b) such time that such public information is no longer required for the undersigned to transfer the New Warrant Shares pursuant to Rule 144. The payments to which the undersigned shall be entitled pursuant to this Section (g) are referred to herein as “Public Information Failure Payments.” Public Information Failure Payments shall be paid on the earlier of (i) the last day of the calendar month during which such Public Information Failure Payments are incurred and (ii) the third (3rd) Business Day after the event or failure giving rise to the Public Information Failure Payments is cured. In the event the Company fails to make Public Information Failure Payments in a timely manner, such Public Information Failure Payments shall bear interest at the rate of 1.0% per month (prorated for partial months) until paid in full. Nothing herein shall limit the undersigned’s right to pursue actual damages for the Public Information Failure, and the undersigned shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief.

(h)          Listing of Common Stock. The Company shall apply to list or quote all of the New Warrant Shares on Nasdaq and promptly secure the listing of all of the New Warrant Shares on Nasdaq.

(i)          Registration Statement. As soon as practicable and in any event within thirty (30) calendar days of the date of this letter agreement, the Company shall file a registration statement on Form S-1 or Form S-3, as applicable, providing for the resale by the Holders of the New Warrant Shares issued and issuable upon exercise of the New Warrants.  The Company shall use commercially reasonable best efforts to cause such registration to become effective on or prior to the 180th calendar day after the date of this letter agreement and to keep such registration statement effective at all times until no Holder owns any New Warrants or New Warrant Shares issuable upon exercise thereof.

(j)          Subsequent Equity Sales. From the date hereof until fifteen (15) days after the Closing Date, neither the Company nor any Subsidiary shall (i) issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of Common Stock or Common Stock Equivalents or (ii) file any registration statement or any amendment or supplement thereto, in each case other than the registration statement registering the New Warrant Shares. Notwithstanding the foregoing, this Section (j) shall not apply in respect of an Exempt Issuance. As used herein, “Exempt Issuance” means the issuance of (a) shares of Common Stock or options to employees, officers or directors of the Company pursuant to any stock or option plan duly adopted for such purpose by a majority of the non-employee members of the Board of Directors or a majority of the members of a committee of non-employee directors established for such purpose, (b) securities upon the exercise or exchange of or conversion of any securities issued hereunder and/or other securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the date of this letter agreement, provided that such securities have not been amended since the date of this letter agreement to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities (except for such decreases in exercise, exchange or conversion price in accordance with the terms of such securities) or to extend the term of such securities, and (c) securities issued pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors of the Company, provided that such securities are issued as “restricted securities” (as defined in Rule 144) and carry no registration rights that require or permit the filing of any registration statement in connection therewith until fifteen (15) days after the Closing Date, and provided that any such issuance shall only be to a Person (or to the equity holders of a Person) which is, itself or through its subsidiaries, an operating company or an owner of an asset in a business synergistic with the business of the Company and shall provide to the Company additional benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities.

Annex B – Form of Amended Series A Warrant

(attached)

Annex C – Form of New Warrant

(attached)